UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 13, 2012

BGC Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28191	13-4063515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 610-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 8.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

Item 8.01.	Other Events.

On April 13, 2012, BGC Partners, Inc. (“BGC Partners”) completed the acquisition of substantially all of the assets of Grubb & Ellis (as defined below) (the “Closing”).

On March 27, 2012, the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) approved the purchase by BGC Partners of substantially all of the assets of Grubb & Ellis Company and its direct and indirect subsidiaries that are debtors (collectively referred to herein as “Grubb & Ellis”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) pursuant to a Second Amended and Restated Asset Purchase Agreement, dated April 13, 2012, between BGC Partners and Grubb & Ellis (the “APA”). The APA was supplemented by a Transition Services Supplement dated April 13, 2012 between BGC Partners and Grubb & Ellis (the “Supplement”) approved by the Bankruptcy Court on April 11, 2012. The Bankruptcy Court’s order approved the sale of such assets to BGC Partners free and clear of all liens, claims and encumbrances pursuant to Section 363 of the Bankruptcy Code.

Pursuant to the APA, BGC Partners agreed to purchase from Grubb & Ellis substantially all of its assets in exchange for a credit bid of (a) approximately $30 million in pre-bankruptcy senior secured debt (the “Prepetition Debt”) which had been purchased at a discount, and (b) approximately $5.5 million under the Debtor in Possession term loans which had previously been entered into. BGC Partners also agreed to provide the following additional consideration: (i) $16 million in cash to the bankruptcy estate for the benefit of Grubb & Ellis’ unsecured creditors pursuant to the Settlement Agreement (described below); (ii) payment of amounts necessary to cure defaults under executory contracts and unexpired leases that BGC Partners designates for assumption and assignment to BGC Partners; and (iii) assumption of liability for priority claims asserted by Grubb & Ellis employees for paid-time-off (“PTO”) to the extent such claims exceed $3 million. BGC Partners will have the opportunity after Closing to identify those contracts or real estate leases it desires to have Grubb & Ellis either assume and assign to BGC Partners or reject.

The terms of the APA were agreed to by the official committee of unsecured creditors appointed in Grubb & Ellis’ chapter 11 cases (the “Committee”) pursuant to the Stipulation and Settlement Agreement, dated as of March 21, 2012 (the “Settlement Agreement”), and so ordered by the Bankruptcy Court on March 27, 2012. The Committee also agreed as part of the Settlement Agreement to release BGC Partners and its affiliates, subsidiaries, officers, employees and other parties from all claims and causes of action that the Committee may be or become entitled to assert (directly, indirectly or derivatively through Grubb & Ellis) against BGC Partners, including, without limitation, with respect to the validity, enforceability and priority of the Prepetition Debt and the liens securing same.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Any financial statements required by this Item 9.01(a) will be filed as an amendment to this Current Report on Form 8-K within the time period required by Form 8-K.

(b)	Pro forma financial information.

Any pro forma financial information required by this Item 9.01(b) will be filed as an amendment to this Current Report on Form 8-K within the time period required by Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BGC Partners, Inc.

Date: April 19, 2012	By:	/s/ Howard W. Lutnick
		Name:	Howard W. Lutnick
		Title:	Chairman and Chief Executive Officer

[Signature page to Form 8-K, dated April 19, 2012, regarding the closing of the acquisition of Grubb & Ellis assets]